Exhibit 10.10

SHIVERS TRADING & OPERATING COMPANY

PERFORMANCE UNIT PLAN

THIS PERFORMANCE UNIT PLAN, is made on the 1st day of April, 2004, by Shivers Trading & Operating Company (the “Company”).

ARTICLE I

PURPOSE OF PLAN

1.1 The Company, by execution of this Plan, hereby establishes the SHIVERS TRADING & OPERATING COMPANY PERFORMANCE UNIT PLAN (the “Plan”).

1.2 The purpose of the Plan is to benefit the Company through increased incentive on the part of key employees (including directors and officers) of the Company and its subsidiaries and to aid the Company in retaining its present management and, should circumstances require it, to attract additions to the management.

ARTICLE II

DEFINITIONS

2.1. “Board Committee” means a committee of the Board of Directors of the Company designated with responsibility for management of the Plan or, if no committee is maintained, the entire Board of Directors.

2.2. “Participant” means each key employee, director or officer which receives a Grant of Performance Units under the Plan.

2.3. “Performance Unit” means a measure of contingent rights to deferred compensation granted to Participants under the Plan, each having the terms and conditions approved by the Board Committee in such grant.

2.4. “Grant” means a grant or award of a Performance Unit to a Participant.

2.5. “Trust” means the trust created in the Trust Under the Shivers Trading & Operating Company Deferred Compensation Plans effective January 1, 2002.

2.6. “Trust Account” means the account established for each Participant in the Trust reflecting the Company’s contributions to the Trust, if any, for the benefit of such Participant pursuant to the Plan.

2.7. “Designated Beneficiary” means the person(s) designated by the Participant who are entitled to receive any funds remaining in the Participant’s Trust Account after the Participant’s death. The Participant may name or change the Designated Beneficiary by completing and delivering to the Trustee an election substantially in the form attached as Exhibit “B”. The Participant may change the Designated Beneficiary (without the consent of any previously named Designated Beneficiary) at any time prior to his or her death. In the absence of a Designated Beneficiary named by the Participant, the Designated Beneficiary shall be the Participant’s estate.

2.8. “Disability” is deemed to occur when the Board Committee shall find on the basis of medical evidence satisfactory to the Board Committee that the Participant is totally disabled, mentally or physically, so as to be prevented from engaging in further employment by the Company and that such disability will be continuous for a period of at least 6 months.

ARTICLE III

GRANTS AND ADMINISTRATION

3.1. The Plan and each Grant shall be administered by the Board Committee. Decisions and determinations by the Board Committee shall be final and binding upon all parties, including the Company, shareholders, Participants, and other employees. The Board Committee shall have the authority to interpret the Plan and each Grant, to adopt and revise rules and regulations relating to the Plan and each Grant, and to make any other determinations which it believes necessary or advisable for the administration of the Plan and each Grant. Subject to the terms and conditions of the Plan, the Board Committee shall have exclusive jurisdiction: (a) to determine the terms and conditions of each Grant, including the method and time for valuation, vesting and payments for each Performance Unit; (b) to select the employees to be granted Performance Units; (c) to determine the number of Performance Units covered by each Grant; (d) to determine the time or times when Performance Units will be granted; (e) to determine that all participants shall be of a single class or to divide participants into different classes and designate the class of each participant; (f) to determine the time or times, and the conditions, subject to which any amounts may become payable with respect to Performance Units; and (g) to prescribe the form of the instruments evidencing any Performance Units granted under this Plan. The conditions subject to which any amounts may become payable with respect to any Performance Units may be based upon such considerations as the Board Committee may deem appropriate including, but not limited to, the results of operations of the Company and one or more of its groups, divisions, and subsidiaries and length of participation in the Plan and may be different for different classes of participants.

3.2. Performance Units may be granted to key employees of the Company and its subsidiaries (including officers and directors of the Company or a subsidiary.) A Participant may receive more than one Grant.

ARTICLE IV

DEFERRAL OF COMPENSATION

4.1. At the time of each Grant of Performance Units, a Participant may elect to receive payments of all vested amounts immediately when they first become payable pursuant to the terms of the Performance Units, or may elect to defer payments under one of the permissible methods under Article V. The Company shall credit to each Participant’s Trust Account the amounts, if any, of vested payments pursuant to any Performance Unit for which the amounts have become payable and been definitively determined by the Board Committee, if and to the extent deferral is elected by the Participant (or otherwise required in accordance with the terms of the Grant).

4.2 If a Trust Account is established for a Participant, the Company shall also credit to (or deduct from) the Participant’s Trust Account from time to time, but at least quarterly, the amount necessary to cause the Participant’s Trust Account to equal the value that the Participant’s Trust Account would have attained had it been invested in one or more of the investment funds listed in Appendix A of the Plan (the “Valuation Option”). Such Appendix A may be amended at any time by an action of the Board Committee. If the Participant does not elect a Valuation Option for his or her Trust Account, the Trust Account shall be valued based on the Valuation Option represented by the performance of Fund A. The Board Committee shall permit the Participant to change his or her selection of Valuation Options at such times (but at least quarterly) and to be effective at such times (but at least quarterly) as the Board Committee may approve. The Board Committee, in its discretion, may establish, amend and interpret procedures for changes in Valuation Options.

4.3. Any such funds so credited to the Trust shall be held and administered according to the terms of Trust Agreement.

ARTICLE V

DISTRIBUTION OF BENEFITS

5.1 The Company shall pay to the Participant (or his or her Designated Beneficiaries) all amounts payable under any Performance Unit, except and to the extent such amounts are credited to a Trust Account for such Participant.

5.2 If amounts are credited to a Trust Account for a Participant, the Company shall establish and deliver to the Trustee and the Participant a Payment Schedule that indicates the amounts payable from the Trust to the Participant (and his or her Designated Beneficiaries) as deferred compensation. The Payment Schedule shall be determined as follows:

(1) The Payment Schedule with respect to a Performance Unit shall reflect one of the following alternatives selected by the Participant at the time of the Grant:

(a) In “Installment Payments” over a period of five years (or such other time period selected by the Participant and approved by the Board Committee) to commence in the month following the crediting of the payment amounts to the Trust Account (or at such other time selected by the Participant and approved by the Board Committee);

(b)	In a lump sum of the entire amount of the Participant’s Trust Account attributable to the Performance Unit five years following the crediting of the payment amounts to the Trust Account (or on such other date selected by the Participant and approved by the Board Committee);
(c)	Some combination of (a) and (b); or
(d)	At such other times as selected by the Participant and approved by the Board Committee.

(2) For purposes of this Plan, “Installment Payments” shall mean monthly payments in amounts as determined by the Board Committee, reasonably calculated to result in approximately equal monthly payments over the relevant period, or as modified in accordance with this paragraph. Such monthly payments shall be appropriately increased or decreased as the case may be, but not more often than semi-annually to reflect the appreciation or depreciation in value and the net income or loss on the funds which remain in the Trust Account. Payments shall terminate when the Trust Account has been fully depleted. All funds remaining in the Trust Account shall be distributed in the final payment. If the Participant should die on or after the commencement of payments, the remaining Trust Account will be paid as soon as administratively practicable to the Participant’s Designated Beneficiary. The above notwithstanding, the Participant may elect in writing to receive the “Installment Payments” in one lump sum, in annual installments over a period of five years, or in annual installments over a period of fifteen years, so long as such election is made at least 13 months prior to the time Installment Payments are scheduled to commence and so long as the Participant did not terminate employment prior to age 65 other than because of Disability. Additionally, the Participant may elect in writing to receive “Installment Payments” in a partial lump sum where the Participant may choose the percent of his or her Trust Account to be paid in a lump sum with the balance in annual installments over the remainder of the 5, 10 or 15 year- installment period; provided, however, that such election is made at least 13 months prior to the time Installment Payments are scheduled to commence and that the Participant did not terminate employment prior to age 65 other than because of Disability.

(3) If, before the commencement of payments, the Participant’s employment is terminated for any reason other than death or Disability, but before the Participant shall have reached the age of 65, then the Board Committee shall be entitled to elect to cause the Trustee to immediately pay all amounts in the Trust Account in a lump sum or to immediately commence Installment Payments.

(4) If, before the commencement of payments, the Participant’s employment is terminated because of Disability or death, then any Installment Payments shall commence as soon as administratively practicable after death or determination of Disability to the Participant (in the event of Disability) or to his or her Designated Beneficiary (in the event of his or her death) and any lump sum benefits shall be paid to his or her Designated Beneficiary as soon as administratively practicable after his or her death.

(5) The Installment Payments to be made to the Participant under paragraphs (1) and (4) of this paragraph shall commence on the first day of the month next following the date triggering the payment obligation.

(6) Notwithstanding anything herein contained to the contrary, the Participant may make an election in writing to delay the commencement of Installment Payments for one to ten years so long as the Participant makes an election therefor at least 13 months prior to the scheduled commencement of Installment Payments and so long as the Participant did not terminate employment prior to age 65 other than because of Disability.

ARTICLE VI

THE TRUST

The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Participant and general creditors of the Company. The Participants, the Designated Beneficiaries, and their heirs and assigns, shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under this Plan and the Trust Agreement shall be mere unsecured contractual rights of the Participants and their Designated Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in the Trust Agreement.

ARTICLE VII

CONDITIONS TO DISTRIBUTION OF BENEFITS

Notwithstanding anything herein contained to the contrary, with respect to amounts credited to a Participant’s Trust Account, no Installment Payment or any other distribution from such Participant’s Trust Account shall be made and all amounts in the Trust Account and any other rights of the Participant, his or her Designated Beneficiary, or any other person, under the Plan or the Trust shall be forfeited if either of the following events occur:

(1) The Participant engages in any activity or conduct related to his or her employment or otherwise adversely affecting the Company which, in the opinion of the Board Committee, involves a significant breach of duty to the Company, fraud, or acts involving moral turpitude.

(2) The Participant breaches his or her covenant not to compete in the following Article of this Plan.

Any amounts forfeited under this Article VII shall be distributed immediately by the Trustee to the Company.

ARTICLE VIII

COVENANT NOT TO COMPETE

8.1 The Participant will not for a period of three years from his or her termination of employment, within the Metropolitan Statistical Area of any of the newspapers owned by the Company or its affiliates for which the Participant had significant management responsibilities within three years prior to termination, directly or indirectly, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with any business of the type and character engaged in and competitive with that conducted by Employer at the time of such termination.

8.2 The provisions of paragraph 8.1 hereof shall not prevent a Participant from purchasing solely for investment not more than 5% of the stock or other securities of any corporation which is competitive with that of the Company and the stock and securities of which are traded on any national or regional securities exchange or are actively traded in the over-the-counter market and registered under Section 12(g) of the Securities Exchange Act of 1934.

ARTICLE IX

MISCELLANEOUS

9.1. The right of the Participant or any other person to the payment of benefits under this Plan, a Performance Unit or the Trust may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

9.2. If the Board Committee shall find that any person to whom any payment is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Board Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board Committee may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Plan and the Trust.

9.3. Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the Company as an executive or in any other capacity.

9.4. Any amounts contributed to the Trust by the Company, or paid by the Trust to the Participant, shall not be deemed salary or other compensation to the Participant for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.

9.5. The Board Committee shall have full power and authority to interpret, construe, and administer this Plan, and the Board Committee’s interpretations and construction thereof, and actions thereunder, including any valuation of the Trust Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful misconduct or lack of good faith.

9.6 This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and his or her heirs, executors, administrators, and legal representatives.

9.7. This Plan shall be construed in accordance with and governed by the law of the State of Georgia.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer as of the date first above written.

SHIVERS TRADING & OPERATING COMPANY
By:	/s/ William S. Morris IV

As its:	President